S-8 POS

As filed with the Securities and Exchange Commission on July 1, 2025

Registration No. 333-259037

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-259037
UNDER
THE SECURITIES ACT OF 1933

Southern States Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Alabama		26-2518085
(State or Other Jurisdiction of Incorporation or organization)		(IRS Employer Identification No.)
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southern States Bancshares, Inc. 2017 Incentive Stock Compensation Plan
(Full title of the plan)

Christopher T. Holmes
President and Chief Executive Officer
FB Financial Corporation
As successor by merger to Southern States Bancshares, Inc.
1221 Broadway, Suite 1300
Nashville, Tennessee 37203
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark C. Kanaly
William W. Hooper
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street NE
Atlanta, Georgia 30305
(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, File No. 333-259037, filed on August 24, 2021 (the “Registration Statement”), registering 975,828 shares of common stock of Southern States Bancshares, Inc.(the “Registrant”) pursuant to the Southern States Bancshares, Inc. 2017 Incentive Stock Compensation Plan, as amended.

On July 1, 2025, pursuant to the Agreement and Plan of Merger, dated as of March 31, 2025, by and between the Registrant and FB Financial Corporation, the Registrant merged with and into FB Financial Corporation with FB Financial Corporation as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends each Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern States Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on July 1, 2025.

FB FINANCIAL CORPORATION
as successor-in-interest to Southern States Bancshares, Inc.

By: /s/ Michael M. Mettee
Name: Michael M. Mettee
Title: Chief Financial Officer (Principal Financial Officer)

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 in reliance upon Rule 478 of the Securities Act.